UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2009 (April 22, 2009)
Date of Report (Date of earliest event reported)

AFTERSOFT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Regus House, Herons Way, Chester Business Park
Chester, UK CH4 9QR
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 489 3138

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into A Material Definitive Agreement.

Effective April 22, 2009, Aftersoft Group, Inc. (“we,” “us,” or “our”) entered into a letter agreement dated April 14, 2009 (the “April 22, 2009 Amendment”) with ComVest Capital LLC (“ComVest”), pursuant to which we further amended the covenant relating to the required ratio of our (a) Earnings Before Interest, Depreciation, and Amortization (“EBIDA”) minus capital expenditures incurred to maintain or replace capital assets, to (b) debt service (all interest and principal payments) (“Debt Service”) (the “EBIDA Ratio”) contained in our Revolving Credit and Term Loan Agreement dated December 21, 2007, as amended,  with ComVest (the “Covenant”).  Pursuant to the April 22, 2009 Amendment, the Covenant requires that the applicable minimum EBIDA Ratio be met as of the end of the quarter for such fiscal quarter. Prior to the April 22, 2009 Amendment, the Covenant required that the applicable minimum EBIDA Ratio be met as of the end of each quarter of any fiscal year for the four (4) consecutive quarters then ended.

The minimum EBIDA Ratios themselves were not modified by the April 22, 2009 Amendment, and remain at 0.71:1.00 for the quarter ended March 31, 2009; 0.50:1.00 for the quarter ended June 30, 2009; and 1.25:1.00 for the quarter ended on or after September 30, 2009.

The foregoing summary of the terms of the April 22, 2009 Amendment is qualified in its entirety by reference to the complete document, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

Exhibit No.	Description
10.1	April 22, 2009 Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 22, 2009	AFTERSOFT GROUP, INC.

	By:	/s/ Ian Warwick
Name: Ian Warwick
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	April 22, 2009 Amendment